As filed with the Securities and Exchange Commission on May 21, 2019

Registration No. 333-_____

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Ceridian HCM Holding Inc.

(Exact name of registrant as specified in its charter)

Delaware	46-3231686
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3311 East Old Shakopee Road Minneapolis, Minnesota	55425
(Address of Principal Executive Offices)	(Zip Code)

Ceridian HCM Holding Inc. 2018 Equity Incentive Plan

(Full Title of Plan)

William E. McDonald, Esq.

Senior Vice President, Deputy General Counsel and Corporate Secretary

Ceridian HCM Holding Inc.

3311 East Old Shakopee Road

Minneapolis, Minnesota 55425

(Name and address of agent for service)

(952) 853-8100

(Telephone number, including area code, of agent for service)

With a copy to:

Alexander D. Lynch, Esq.

Weil, Gotshal & Manges LLP

767 Fifth Avenue

New York, New York 10153

(212) 310-8000 (Phone)

(212) 310-8007 (Fax)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has not elected to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B).  ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)(2)	Proposed Maximum Offering Price Per Share(1)(3)	Proposed Maximum Aggregate Offering Price(1)(3)	Amount of Registration Fee
Common stock, par value $0.01 per share	4,196,193	$ 48.58	$ 203,830,074.98	$ 24,704.21(3)

(1)

In the event of a stock split, stock dividend or similar transaction involving the Registrant’s common stock, $0.01 par value per share (“Common Stock”), the number of shares registered hereby shall automatically be adjusted in accordance with Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”).

(2)

Represents 4,196,193 additional shares of Common Stock issuable pursuant to Ceridian HCM Holding Inc. 2018 Equity Incentive Plan (the “2018 Plan”) pursuant to the 2018 Plan’s automatic refresh provision.

(3)

This estimate is made pursuant to Rule 457(c) and (h) of the Securities Act for purposes of calculating the registration fee. The Proposed Maximum Offering Price Per Share is $48.58, which is the average of the high and low prices for the Registrant’s Common Stock as reported on the New York Stock Exchange on May 14, 2019.

EXPLANATORY NOTE

This registration statement is filed by Ceridian HCM Holding Inc. (the “Registrant,” “we” or “us”). On March 31, 2019, pursuant to Section 4.3 of the 2018 Plan, the number of shares of Common Stock issuable pursuant to the Registrant’s 2018 Plan was automatically increased. This registration statement registers those 4,196,193 additional shares of Common Stock pursuant to the 2018 Plan. Accordingly, the contents of our previous registration statement on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on April 25, 2018 (File No. 333-224438) are incorporated by reference into this Registration Statement pursuant to General Instruction E of Form S-8, except as amended hereby.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference

The Commission allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this registration statement, and later information filed with the Commission will update and supersede this information. We hereby incorporate by reference into this registration statement the following documents previously filed with the Commission:

(a)

our Annual Report on Form 10-K for the year ended December 31, 2018, which we filed with the Commission on February  28, 2019, as revised by our Current Report on Form 8-K filed on May 21, 2019, which revised Items 6, 7 and 8 of the Form 10-K;

(b)	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2019, which we filed with the Commission on May 1, 2019;

(c)

our Current Reports on Form 8-K, which we filed with the Commission on February 6, 2019 (with respect to item 5.02 only), February  15, 2019, March 15, 2019, April  9, 2019, May  1, 2019 (with respect to Item 5.02 only), May  2, 2019 and May 21, 2019;

(d)

the information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2018 from our Definitive Proxy Statement on Schedule 14A for our 2019 Annual Meeting of Stockholders, filed with the Commission on March 22, 2019 and additional materials filed on April 9, 2019; and

(e)

the description of our capital stock contained or incorporated by reference in our registration statement on Form 8-A, as filed on April 24, 2018, and any amendments or reports filed for the purpose of updating such description.

*	Any report (or portion thereof) “furnished” on Form 8-K shall not be incorporated by reference.

All documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this registration statement and before the filing of a post-effective amendment stating that all securities offered hereby have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this registration statement from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in this registration statement, or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this registration statement, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to be a part of this registration statement. Information contained in a Current Report on Form 8-K furnished to and not filed with the Commission will not be incorporated by reference into this registration statement.

Item 6.	Indemnification of Directors and Officers

The Company is governed by the Delaware General Corporation Law (“DGCL”). Section 145 of the DGCL provides that a corporation may indemnify any person, including an officer or director, who was or is, or is threatened to be made, a party to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was or is an officer, director, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such officer, director, employee or agent acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the corporation’s best interest and, for criminal proceedings, had no reasonable cause to believe that such person’s conduct was unlawful. A Delaware corporation may indemnify any person, including an officer or director, who was or is, or is threatened to be made, a party to any threatened, pending or contemplated action or suit by or in the right of such corporation, under the same conditions, except that such indemnification is limited to expenses (including attorneys’ fees) actually and reasonably incurred by such person, and except that no indemnification is permitted without judicial approval if such person is adjudged to be liable to such corporation. Where an officer or director of a corporation is successful, on the merits or otherwise, in the defense of any action, suit or proceeding referred to above, or any claim, issue or matter therein, the corporation must indemnify that person against the expenses (including attorneys’ fees) which such officer or director actually and reasonably incurred in connection therewith.

The Company’s amended and restated bylaws authorize the indemnification of its officers and directors, consistent with Section 145 of the DGCL, as amended. The Company has entered into indemnification agreements with each of its directors. These agreements, among other things, require the Company to indemnify each director to the fullest extent permitted by Delaware law, including indemnification of expenses such as attorneys’ fees, judgments, fines and settlement amounts incurred by the director in any action or proceeding, including any action or proceeding by or in right of the Company, arising out of the person’s services as a director.

Reference is made to Section 102(b)(7) of the DGCL, which enables a corporation in its original certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director for violations of the director’s fiduciary duty, except (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL, which provides for liability of directors for unlawful payments of dividends of unlawful stock purchase or redemptions or (iv) for any transaction from which a director derived an improper personal benefit.

The Company maintains standard policies of insurance that provide coverage (i) to its directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act and (ii) to the Company with respect to indemnification payments that it may make to such directors and officers.

Item 8.	Exhibits

Exhibit No.	Description of Document

4.1	Third Amended and Restated Certificate of Incorporation of Ceridian HCM Holding Inc. (incorporated by reference to Exhibit 3.1 to the Quarterly Report filed on Form 10-Q by the Company on May 24, 2018).

Exhibit No.	Description of Document

4.2	Amended and Restated Bylaws of Ceridian HCM Holding Inc. (incorporated by reference to Exhibit 3.2 to the Quarterly Report filed on Form 10-Q by the Company on May 24, 2018).

4.3	Certificate of Common Stock (incorporated by reference to Exhibit 4.1 to the Quarterly Report filed on Form 10-Q by the Company on May 24, 2018).

4.4	Registration Rights Agreement, dated April 30, 2018, by and among Ceridian HCM Holding Inc. and the other parties thereto (incorporated by reference to Exhibit 4.4 to the Quarterly Report filed on Form 10-Q by the Company on May 24, 2018).

4.5	Ceridian HCM Holding Inc. 2018 Equity Incentive Plan (incorporated by reference to Exhibit 4.1 to the Registration Statement on Form S-8 filed by the Company on April 25, 2018).

5.1	Legal Opinion of Weil, Gotshal & Manges LLP.

23.1	Consent of KPMG LLP.

23.2	Consent of Weil, Gotshal & Manges LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included in the signature page to this registration statement).

Item 9.	Undertakings

(a) The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)

to include any material information with respect to the plan of distribution not previously disclosed in this Registration statement or any material change to such information in this Registration Statement.

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if this Registration Statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota on May 21, 2019.

CERIDIAN HCM HOLDING INC.

By:	/s/ David D. Ossip
Name:	David D. Ossip
Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Arthur Gitajn, Scott A. Kitching and William E. McDonald, or any of them, each acting alone, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his name, place and stead, in any and all capacities, to sign this Registration Statement on Form S-8 (including all post-effective amendments and registration statements filed pursuant to Rule 462(b) under the Securities Act of 1933), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming that any such attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on May 21, 2019.

Signature	Title

/s/ David D. Ossip	Chief Executive Officer, Director (Principal Executive Officer)
David D. Ossip

/s/ Arthur Gitajn	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)
Arthur Gitajn

/s/ Brent B. Bickett	Director
Brent B. Bickett

/s/ Ronald F. Clarke	Director
Ronald F. Clarke

/s/ Deborah A. Farrington	Director
Deborah A. Farrington

/s/ William P. Foley, II	Director
William P. Foley, II

/s/ Thomas M. Hagerty	Director
Thomas M. Hagerty

Signature	Title

/s/ Ganesh B. Rao	Director
Ganesh B. Rao

/s/ Andrea S. Rosen	Director
Andrea S. Rosen

/s/ Gerald C. Throop	Director
Gerald C. Throop